UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2007

SIRICOMM, INC.

(Exact name of registrant as specified in its Charter)

Delaware	0-18399	62-1386759
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

4710 East 32nd Street, Joplin, MO	64804
(Address of principal executive offices)	(Zip Code)

(417) 626-9961

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 5.02	Departure of Principal Officers; Election of Directors; Appointment of Principal Officer

(b)(c)   On May 9, 2007, our board of directors accepted the resignation of Matthew McKenzie as our Chief Financial Officer, effective May 11, 2007.

On May 9, 2007, John C. Hillring was appointed the Corporation’s Controller and Chief Accounting Officer. Mr. Hillring formerly was Chief Financial Officer of Navstar Technologies, Inc., a start-up company that develops, markets, sells, and distributes mobile navigation devices & services. Prior to joining NavStar, Mr. Hillring held a variety of management positions with Sprint and Nortel Networks. Mr. Hillring has a Bachelors of Science, Accounting from Indiana University School of Business, Bloomington, Indiana and a Masters of Business Administration, Corporate Finance, from the University of Dallas Graduate School of Management, Irving, Texas.

On May 9, 2007, the Company elected Steven W. Fox to the Company’s Board of Directors, effective immediately. Mr. Fox has 20 years experience in the financial services industry. Prior to forming Quest Capital Alliance, L.L.C., Mr. Fox was employed by Bank of America as Market Executive for Commercial Banking in Southwest Missouri. Mr. Fox left Bank of America on September 29, 2000 to form Quest Capital Alliance, L.L.C. serving as its CEO and General Manager. Mr. Fox received his MBA and BSBA from the University of Missouri, Columbia.

Item 9.01	Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

99.1	Resignation Letter of Matthew McKenzie dated May 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRICOMM, INC.
(Registrant)

Date:	May 15, 2007	By:	/s/ Mark L. Grannell
Mark L. Grannell,
Chief Executive Officer

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